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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  July 31, 2001

Specialty Laboratories, Inc.
(Exact name of registrant as specified in charter)

California	001-16217	95-2961036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2211 Michigan Avenue, Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

    Registrant's telephone number, including area code (310) 828-6543

(Former name or former address, if changed since last report.)

ITEM 5 Other Events

    Paul F. Beyer, our President, Chief Operating Officer and Director has advised us that he has established a written plan to sell shares of Specialty Laboratories, Inc. common stock in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Mr. Beyer established the plan on July 30, 2001, to diversify his holdings while avoiding conflicts of interest or the appearance of such conflict that might arise from his position with the company.

    Under Mr. Beyer's plan, options will be exercised and the underlying shares of common stock will be sold under the plan on a weekly basis over 27 weeks beginning at the end of July 2001. The plan provides for the sale of an aggregate of 116,000 shares of common stock. All sales under this plan are subject to certain contingencies and price limits.

    The shares of common stock to be sold by Mr. Beyer under this plan represent .5% of the company's common stock outstanding as of June 30, 2001 (as determined in accordance with Securities and Exchange Commission Rule 13d-3, which includes shares underlying Mr. Beyer's options that are exercisable within 60 days of June 30, 2001).

2

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPECIALTY LABORATORIES, INC.
Date: July 31, 2001	By:	/s/ FRANK J. SPINA Frank J. Spina Chief Financial Officer

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SIGNATURE